SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                November 10, 2005
                                (Date of Report)
                        (Date of earliest event reported)


                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)


                                    New York
                    (State or jurisdiction of incorporation)




0-11507                                       13-5593032
--------------------------------------        ----------------------------------
Commission File Number                        IRS Employer Identification Number


111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code


(201) 748-6000
---------------------------------------------------
Registrant's telephone number, including area code:


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

                                 NOT APPLICABLE



                  This is the first page of a 3-page document.

ITEM 2.03      Creation of a Direct Financial Obligation
               -----------------------------------------

               On November 9, 2005, John Wiley and Sons, Inc. (the Company) entered into a new $300 million revolving credit agreement with Bank of America as Administrative Agent and 14 other lenders. The Company has the option of borrowing at the following floating interest rates: (i) at a rate based on the London Interbank Offered Rate (LIBOR) plus an applicable margin ranging from .37% to .825% depending on the coverage ratio of debt to EBITDA; or
               (ii) at the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its prime rate; and (iii) LIBOR plus or minus an amount determined through a competitive bidding process among the lenders. The maximum amount outstanding at any time under option (iii) above cannot exceed $25 million. In addition, the Company will pay a facility fee ranging from .08% to .175% on the facility depending on the coverage ratio of debt to EBITDA. The Company has the option to request an increase of up to $100 million in the size of the facility in minimum amounts of $25 million. The credit agreement contains certain restrictive covenants similar to those in the Company's existing credit agreements related to an interest coverage ratio, funded debt levels, and restricted payments, including a limit on dividends paid and share repurchases.

               Simultaneous with the execution of this agreement, the Company terminated its previous credit agreement with UBS AG and paid in full the amounts outstanding under that agreement. The interest rate on the initial borrowings was equal to LIBOR plus .37%.

               The credit agreement will terminate on November 9, 2010.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          John Wiley & Sons, Inc.



                                          /S/   Ellis E. Cousens
                                          --------------------------------------
                                          Ellis E. Cousens
                                          Executive Vice President,
                                          Chief Financial and Operations Officer



                                          November 10, 2005